Exhibit 10.3

UNITED ONLINE, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated effective April 22, 2004)

I.              PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of United Online, Inc., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

All share numbers in this document have been adjusted to reflect the 3-for-2 split of the Common Stock effected on November 3, 2003.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.            ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423.  Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.           STOCK SUBJECT TO PLAN

A.            The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.  The number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 3,925,025 shares.  Such reserve consists of (i) the shares that remained available for issuance under the NetZero, Inc. 1999 Employee Stock Purchase Plan following the purchase of shares on October 31, 2001, (ii) the shares that remained available for issuance under the Juno ESPP following the purchase of shares on January 31, 2002, (iii) an additional 906,336 shares due to the automatic share reserve increase that occurred on January 2, 2002, (iv) an additional 939,679 shares due to the automatic share reserve increase that occurred on January 2, 2003, and (v) an additional 959,158 shares due to the automatic share reserve increase that occurred on January 1, 2004.

B.            The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2002 by an amount equal to one and one-half percent (1.5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 975,000 shares.

C.            Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant and in the aggregate on any one Purchase Date, and (iii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section III.B of this Article One and (v) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.           OFFERING PERIODS

A.            Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.            Unless otherwise specified by the Plan Administrator, each offering period shall have a twenty-four (24) month duration.  Offering periods shall commence on the first business day of May and the first business day of November each year.  Special offering periods may be established with respect to entities that are acquired by the Corporation (or by a subsidiary of the Corporation) or under such other circumstances as the Plan Administrator deems appropriate.

C.            Each offering period shall be comprised of four successive Purchase Intervals.  Purchase Intervals shall run from the first business day in November each year to the last business day in April in the following year and from the first business day in May each year to the last business day in October.

D.            Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in that offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and be automatically enrolled in the next offering period commencing on the next business day following such Purchase Date.  The new offering period shall have a duration of twenty (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

V.            ELIGIBILITY

A.            Each individual who is an Eligible Employee on the start date of an offering period under the Plan may enter that offering period only on such start date.  However, the Eligible Employees who were employees of Juno Online Service, Inc. prior to the Effective Time, may enter the offering period that begins on November 1, 2001 on the first business day in February 2002.  Eligible Employees may not be entered into more than one offering period.

B.            The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

C.            To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI.           PAYROLL DEDUCTIONS

A.            The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%).  The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

(i)            The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator.  The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii)           The Participant may, at any time during the offering period, increase the rate of his or her payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator.  The Participant may not, however, effect more than one (1) such increase per Purchase Interval.

B.            Payroll deductions shall begin on the first pay day administratively feasible following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period.  The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account.  The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for any corporate purpose.

C.            Payroll deductions shall automatically cease upon the termination of the Participant’s purchase        right in accordance with the provisions of the Plan.

D.            The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.         PURCHASE RIGHTS

A.            Grant of Purchase Right.  A Participant shall be granted a separate purchase right for each offering period in which he or she participates.  The purchase right shall be granted on the Participant’s Entry Date into the offering period.  The purchase right shall be deemed to provide the Participant with the right to purchase the lesser of (1) 15,000 shares of Common Stock or (2) the maximum amount permitted by Code Section 423(b)(8).  The actual number of shares of Common Stock purchasable on any one Purchase Date shall be limited by the provisions contained herein, including, but not limited to, those restrictions contained in Article VII Section D and Article VIII.  The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

B.            Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date.  The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

C.            Purchase Price.  The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

D.            Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date.  However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 3,750 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization.  In addition, the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date shall not exceed 900,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization.  However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Purchase Date within that offering period.

E.             Excess Payroll Deductions.  Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date.  However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded.

F.             Suspension of Payroll Deductions.  In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates.  The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

G.            Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

(i)            A Participant may withdraw from the offering period in which he or she is enrolled by filing the appropriate form with the Plan Administrator (or its designate) at any time prior to the next scheduled Purchase Date in that offering period, and no further payroll deductions shall be collected from the Participant with respect to the offering period.  Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date.  If no such election is made at the time of such withdrawal, then the payroll deductions collected with respect to the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

(ii)           The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period.  In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

(iii)          Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.  However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date.  In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave.  Upon the Participant’s return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.  An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

H.            Change in Control.  Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control.  However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants.

The Corporation shall use reasonable efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

I.              Proration of Purchase Rights.  Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

J.             ESPP Accounts.  The Plan Administrator shall have the discretionary authority to require each Participant who purchases shares of Common Stock under this Plan to maintain those shares in a brokerage account established on his or her behalf at a Corporation-designated brokerage firm until the earlier of (i) the date the Participant sells or otherwise transfers ownership of those shares or (ii) the disqualifying disposition period for those shares under the federal tax laws (two years after the start date of the offering period in which the shares are purchased and one year after the actual purchase date) has elapsed.  Accordingly, such requirement, if imposed, shall not in any way limit the ability of the Participant to sell or otherwise transfer ownership of the purchased shares at any time.

K.            Assignability.  The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L.             Stockholder Rights.  A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.        ACCRUAL LIMITATIONS

A.            No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.            For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i)            The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

(ii)           No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.            If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D.            In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.           EFFECTIVE DATE AND TERM OF THE PLAN

A.            The June 5, 2001 amendment and restatement of the Plan shall become effective at the Effective Time, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any Stock Exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

B.            The Plan shall serve as the successor to the Predecessor Plans, and no further offering periods under either Predecessor Plan shall commence after the Effective Date.

C.            Unless terminated by the Board prior to such time, the Plan shall terminate on the last business day in April 2011.  If the Board terminates the Plan prior to a regularly scheduled Purchase Date, any outstanding purchase rights shall be automatically exercised, immediately prior to the effective date of such termination, by applying payroll deductions of each Participant to the purchase of whole shares of Common Stock at a purchase price per share equal to 85% of the lower of:  (i) the fair market value per share of Common Stock on the Participant’s Entry Date into the offering period or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of the termination of the Plan.  No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.            AMENDMENT OF THE PLAN

A.            The Board may alter, amend or suspend the Plan at any time.

B.            In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization or (ii) modify the eligibility requirements for participation in the Plan.

C.            The Board amended and restated the Plan on January 29, 2002 to reflect, among other things, the automatic share reserve increase that occurred on January 2, 2002.

XI.           GENERAL PROVISIONS

A.            All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B.            Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate

Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.            The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

Schedule A

Corporations Participating in

the United Online, Inc. 2001

Employee Stock Purchase Plan

United Online, Inc.

Juno Online Services, Inc.

NetZero, Inc.

NetBrands, Inc.

Mega Web Services, Inc.

APPENDIX

The following definitions shall be in effect under the Plan:

A.            Board shall mean the Corporation’s Board of Directors.

B.            Cash Earnings shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan and (ii) any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period.  Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate.  Cash Earnings shall not include any contributions made on the Participant’s behalf by the Corporation or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

C.            Change in Control shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

(i)            a merger, consolidation or reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii)           any stockholder-approved transfer or other disposition of all or substantially all of the Corporation’s assets; or

(iii)          the acquisition, directly or indirectly, by a person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D.            Code shall mean the Internal Revenue Code of 1986, as amended.

E.             Common Stock shall mean the Corporation’s common stock.

F.             Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

G.            Corporation shall mean United Online, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of United Online, Inc., which shall assume the Plan.

H.            Effective Time shall be November 1, 2001.  Any Corporate Affiliate that becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

I.              Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings that are considered wages under Code Section 3401 (a).

J.             Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan.  The earliest Entry Date under the Plan shall be the Effective Time.

K.            Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)            If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)           If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L.             Juno ESPP shall mean the Juno Online, Inc. 1999 Employee Stock Purchase Plan.

M.           1933 Act shall mean the Securities Act of 1933, as amended.

N.            Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

O.            Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.  The Participating Corporations in the Plan are listed in attached Schedule A.

P.             Plan shall mean the United Online, Inc. 2001 Employee Stock Purchase Plan, as set forth in this document.

Q.            Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

R.            Predecessor Plans shall mean the Juno ESPP and the NetZero, Inc. 1999 Employee Stock Purchase Plan.

S.             Purchase Date shall mean the last business day of each Purchase Interval.

T.            Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

U.            Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.